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    Number                                                          Shares
  C-


                                                               CUSIP 23334K 10 4


                 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                                                              SEE REVERSE FOR
THIS CERTIFIES THAT                                         CERTAIN DEFINITIONS




IS THE OWNER OF


                FULLY PAID AND NON-ASSESSABLE SHARES, OF THE PAR VALUE
                       OF $.0001 PER SHARE, OF COMMON STOCK OF
                                    DVD EXPRESS

transferred on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed or accompanied by a proper assignment. This Certificate is not valid unless countersigned by this Transfer Agent and registered by the Registrar.

  WITNESS the facsimile seal of the Corporation and facsimile signatures of its duly authorized officers.

  Dated:

   [COMPANY CORPORATE SEAL]

                                         COUNTERSIGNED AND REGISTERED:
                                               U.S. Stock Transfer Corporation

                                CHAIRMAN                          TRANSFER AGENT

                                         BY

                                PRESIDENT                   AUTHORIZED SIGNATURE